Exhibit 99.1

First Quarter 2014 Conference Call May 15, 2014 TIERREIT.COM © 2014 TIER REIT, Inc. FOUR40, Chicago, IL

Forward-Looking Statements This presentation contains forward-looking statements, including discussion and analysis of the financial condition of us and our subsidiaries and other matters. These forward-looking statements are not historical facts but are the intent, belief or current expectations of our management based on their knowledge and understanding of our business and industry. Words such as “may,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “would,” “could,” “should” and variations of these words and similar expressions are intended to identify forward-looking statements. We intend that such forward-looking statements be subject to the safe harbor provisions created by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. Forward-looking statements that were true at the time made may ultimately prove to be incorrect or false. We caution you not to place undue reliance on forward-looking statements, which reflect our management's view only as of the date of this presentation. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.

Forward-Looking Statements Factors that could cause actual results to differ materially from any forward-looking statements made in the presentation include but are not limited to: market and economic challenges experienced by the U.S. economy or real estate industry as a whole and the local economic conditions in the markets in which our properties are located; our ability to renew expiring leases and lease vacant spaces at favorable rates or at all; the inability of tenants to continue paying their rent obligations due to bankruptcy, insolvency or a general downturn in their business; the availability of cash flow from operating activities to fund distributions and capital expenditures; our ability to raise capital in the future by issuing additional equity or debt securities, selling our assets or otherwise to fund our future capital needs; our ability to strategically acquire or dispose of assets on favorable terms; our level of debt and the terms and limitations imposed on us by our debt agreements; our ability to retain our executive officers and other key personnel; conflicts of interest and competing demands faced by certain of our directors; limitations on our ability to terminate our property management agreement and certain services under our administrative services agreement; unfavorable changes in laws or regulations impacting our business or our assets; and factors that could affect our ability to qualify as a real estate investment trust. The forward-looking statements should be read in light of these and other risk factors identified in the “Risk Factors” section of our 2013 Annual Report on Form 10-K for the year ended December 31, 2013, as filed with the Securities and Exchange Commission.

250 West Pratt Baltimore, MD Wanamaker Building Philadelphia, PA The Terrace Austin, TX 1650 Arch Street Philadelphia, PA Three Eldridge Place Houston, TX FOUR40 Chicago, IL 500 East Pratt Maryland, MD Lakeview Louisville, KY Bank of America Plaza Charlotte, NC

Portfolio Characteristics Represents our pro rata ownership share Burnett Plaza Fort Worth, TX Winner of the 2014 Regional Office Building of the Year (TOBY) in the 1,000,000+ square feet category Mar ch 201 4 Operating properties 38 Square feet (1) 1 4 . 4 million Markets 19 Occupancy (1) 85%

Market Presence – by Percent of Net Operating Income (NOI) * *Represents NOI generated during the three months ended March 31, 2014, by properties owned as of March 31, 2014.

Strategic Plan (2012 – 2013) Key Objectives Key Accomplishments Strengthen the balance sheet Reduced our debt balance from $2.41 billion at December 2011 to $1.55 billion at December 2013, reducing leverage from approximately 66.4% to approximately 55.9% of real estate value Manage capital resources Closed on a new $260 million revolving credit facility Increased available capital from $48.7 million at December 2011 to $315.4 million at December 2013 Internalized management resulting in annual savings of approximately $12 million and increased MFFO from $41.0 million for 2011 to $63.7 million for 2013 Recapitalize or dispose of troubled assets Completed our efforts on 3.1 million square feet of troubled assets, exiting 2.4 million square feet and recapitalizing the 646,000 square foot Paces West property Sharpen geographic focus Exited 11 markets over the two-year period reducing our geographic presence to 19 markets Decrease ownership in Chicago Re-balanced the portfolio with the sale of 10 & 120 S. Riverside and 200 S. Wacker, reducing NOI contributed by our Chicago properties from 24% to 16% Lease the portfolio and increase occupancy Leased 5.4 million square feet, or 33% of our portfolio square footage resulting in positive net absorption, increasing occupancy from 84% to 87% over the two-year period

The U.S. economy grew in the first quarter — but very slowly. Most economy watchers blame the frigid winter weather for dampening forward progress. The Conference Board Consumer Confidence Index, which had increased in March, declined slightly in April. The Index now stands at 82.3, down from 83.9 in March. The Conference Board said its leading economic index rose by 0.8 percent in March after climbing by 0.5 percent in February, the third consecutive monthly increase. The increase was broad-based, and labor market indicators and the interest rate spread largely drove the March increase, offsetting the negative contribution from building permits. The Institute for Supply Management reported that U.S. manufacturing grew faster in April than in March as exports picked up and factories accelerated hiring. The manufacturing index rose to 54.9 from 53.7 in March, with a reading above 50 indicating expansion. In April, total nonfarm payroll employment rose by 288,000, and the unemployment rate fell by 0.4 percentage point to 6.3 percent. Employment gains were reported to be widespread, led by job growth in professional and business services, retail trade, food services, and construction. The Economy Sources: Bureau of Economic Analysis; Bureau of Labor Statistics, The Conference Board; Forbes and Institute for Supply Management

First Quarter 2014 Operating Results As forecasted, known tenant move outs during the quarter led to lower occupancy, and coupled with the higher than normal utility costs from the harsh winter, had a noticeable impact on our first quarter operating results. Leased 675,000 SF during the quarter including renewal of 496,000 SF, or 57%, of the 863,000 SF expiring Occupancy declined 140 basis points from December 31, 2013, to 85% Same store cash NOI for the quarter was $36.5 million, which was $3.4 million lower than fourth quarter 2013, and $5.2 million lower than first quarter 2013 MFFO for the quarter was $11.5 million, compared to $16.1 million for the first quarter of 2013.

Leasing Cost Analysis Total of $8.3 million in leasing costs for the quarter ended March 31, 2014 Renewals 496,000 square feet $3.7 million, or $1.22 per square foot per year of lease term, in tenant improvement and commission costs 6.1 year average term Expansions 42,000 square feet $0.5 million, or $2.56 per square foot per year of lease term, in tenant improvement and commission costs 4.4 year average term New leases 137,000 square feet $4.1 million, or $5.68 per square foot per year of lease term, in tenant improvement and commission costs 5.3 year average term Photo courtesy of Bristol-Meyers Squibb Note: These figures include our pro rata share of leasing activity at all properties. FOUR40 Chicago, IL

Portfolio Occupancy Market Net rentable area (in thousands of square feet) December 2013 March 2014 % Change Current Leasing Activity** Nashville, TN 361 82% 65% -17% Chicago, IL 2,225 83% 78% -5% Other* 2,204 87% 84% -3% Louisville, KY 1,111 83% 82% -1% Atlanta, GA 65 85% 85% - Baltimore, MD 648 86% 86% - Charlotte, NC 891 87% 87% - Philadelphia, PA 2,565 94% 94% - Tampa, FL 130 57% 57% - Dallas/Ft. Worth, TX 1,158 85% 85% - Houston, TX 1,901 94% 94% - Austin, TX 619 84% 86% +2% Washington, D.C. 486 69% 73% +4% Total*** 14,364 87% 85% -2% Note: Includes all properties owned as of March 31, 2014. Represents our pro rata ownership share. * Represents the Company’s seven non–strategic markets. ** Current leasing activity represents our leasing pipeline, which includes proposals, letters of intent and signed leases subsequent to quarter end. *** Occupancy was 86.6% at December 31, 2013 and was 85.2% at March 31, 2014.

Progress on Debt Maturities: 1/2012 to 3/2014 (In Millions) $196 - 222 S. Riverside $150 - Bank of America $127 - The Terrace $100 - 1325 G Street $98 - Fifth Third Cleveland & Columbus $65 - Three Parkway $25 – Two BriarLake $72 - Other Note: Reflects our share of consolidated and unconsolidated properties $103 - Burnett $92 - Louisville $60 - United Plaza $55 - Lawson $43 - Loop Central $59 - Other $26 - Colorado

Strategic Plan (2014 – 2015) Key Objectives Lease the portfolio and increase occupancy to drive internal growth in future years Continue to sharpen the geographic focus by selling certain non-strategic assets Mitigate interest rate and refinancing risk Redeploy capital in an accretive manner to provide for external growth in future years

Playback Information An audio link for a playback of today’s call will be on our website at www.tierreit.com/ir A recorded playback of today’s call will also be available for 30 days by calling toll free (800) 633-8284 and using passcode 21711099 Today’s presentation has been filed with the SEC on Form 8-K and is available on our website at www.tierreit.com/ir under the heading SEC Filings Save the date! TIER REIT’s second quarter conference call will be held on Thursday, August 14, 2014. Please check our website for details, and sign up at www.tierreit.com/ir for conference call information and other timely communications

Questions Three Parkway Philadelphia, PA Winner of the 2014 Regional Office Building of the Year (TOBY) in the 500,000-1,000,000 square feet category

Playback Information An audio link for a playback of today’s call will be on our website at www.tierreit.com/ir A recorded playback of today’s call will also be available for 30 days by calling toll free (800) 633-8284 and using passcode 21711099 Today’s presentation has been filed with the SEC on Form 8-K and is available on our website at www.tierreit.com/ir under the heading SEC Filings Save the date! TIER REIT’s second quarter conference call will be held on Thursday, August 14, 2014. Please check our website for details, and sign up at www.tierreit.com/ir for conference call information and other timely communications